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                                                                     EXHIBIT 4.1



                         FIRST AMENDMENT TO STOCKHOLDER
                           PROTECTION RIGHTS AGREEMENT


         THIS AGREEMENT ("Agreement"), dated as of the 11th day of January 1999, by and between PharMerica, Inc., a Delaware corporation (the "Company"), and Harris Trust and Saving Bank, as Rights Agent (the "Rights Agent"), constitutes the First Amendment to the Stockholder Protection Rights Agreement dated August 13, 1998 by and between the Company and, at the direction of the Company, the Rights Agent (the "Rights Agreement").

                                   WITNESSETH:

         WHEREAS, on or about the date hereof, the Board of Directors of the Company determined to amend the Rights Agreement and directed the Rights Agent to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. The Rights Agreement is hereby amended by:

         (a) Adding the following sentence at the end of the definition of "Acquiring Person" in Section 1.1 of the Rights Agreement:

                  Notwithstanding any of the terms of the foregoing definition, no Person shall become an "Acquiring Person" solely as the result of the execution and delivery of, and/or the consummation of any of the transactions contemplated by, the Agreement and Plan of Merger dated as of January 11, 1999, by and among the Company, Bergen Brunswig Corporation ("Bergen"), and PharMerica Merger Corp. ("Subcorp") (the "Merger Agreement"), and any agreements, documents or instruments executed or entered into in connection with the Merger Agreement (collectively with the Merger Agreement, the "Transaction Documents").

         (b) Adding the following sentence at the end of the definition of "Flip-in Date" in Section 1.1 of the Rights Agreement:

                  Notwithstanding any of the terms of the foregoing definition, no "Flip-in Date" will occur solely as the result of the execution and delivery of, and/or the consummation of any of the transactions contemplated by, the Transaction Documents.

         (c) Adding the following sentence at the end of the definition of "Separation Time" in Section 1.1 of the Rights Agreement:

                  Notwithstanding any of the terms of the foregoing definition, no "Separation Time" will occur solely as the result of the execution and delivery of, and/or the consummation of any of the transactions contemplated by, the Transaction Documents.



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         (d) Adding the following sentence at the end of the definition of
"Stock Acquisition Date" in Section 1.1 of the Rights Agreement:

                  Notwithstanding any of the terms of the foregoing definition, no "Stock Acquisition Date" will occur solely as the result of the execution and delivery of, and/or the consummation of any of the transactions contemplated by, the Transaction Documents, or any public announcement of any of the foregoing.

         2. All terms defined in the Rights Agreement which are used herein shall have the meanings defined in the Rights Agreement, unless specifically defined otherwise herein.

         3. The term "Agreement" as used in the Rights Agreement shall mean the Rights Agreement, as amended by this Agreement, or as it may from time to time be amended in the future by one or more other written amendment or modification agreements entered into pursuant to the applicable provisions of the Rights Agreement.

         4. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         6. Except as expressly herein amended, the terms and conditions of the Rights Agreement shall remain in full force and effect.

         7. This Agreement is not intended to be, nor shall it be construed to be, a novation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  PHARMERICA, INC.


                                  By: /s/ Arnold Renschler, M.D.
                                      ------------------------------------------
                                      Arnold Renschler, M.D.
                                      Chief Executive Officer

                                  HARRIS TRUST AND SAVINGS BANK, AS RIGHTS AGENT


                                  By: /s/ Laura Kress
                                      ------------------------------------------
                                      Laura Kress
                                      Vice President









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